Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-8 of our report dated February 6, 2004, appearing in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska

May 28, 2004